Exhibit 99.2
CALUMET SPECIALTY PRODUCTS PARTNERS L.P.
Index of Financial Statements
Calumet Specialty Products Partners, L.P. Unaudited Pro Forma Consolidated Financial Statements:

Introduction	2
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2016	3
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2015	4
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2014	5
Notes to Unaudited Pro Forma Financial Statements	6

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
INTRODUCTION
On November 21, 2017, a wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Company”), completed the sale to a subsidiary of Q’Max Solutions Inc. (“Q’Max”) of all of the issued and outstanding membership interests in Anchor Drilling Fluids USA, LLC (“Anchor”) pursuant to a membership interest purchase agreement (“Purchase Agreement”), for total consideration of approximately $83.8 million (“Anchor Transaction”). Anchor provides drilling and completion fluids, solids control services and equipment, drilling and completion fluid engineering services, and other related onsite services to the oil and gas exploration industry. The total consideration consists of $50.0 million in cash (which includes approximately $25.8 million for the repayment of intercompany indebtedness of Anchor, $5.0 million in cash that will be paid within six months and $3.0 million in cash that will be paid in twelve months), approximately $15.4 million to be paid over two years for net working capital and other items and approximately $18.4 million in value attributable to a 10% equity ownership interest in Fluid Holding Corp, the parent company of Q’Max. The cash consideration is subject to certain purchase price adjustments relating to, among other things, final net working capital adjustments. The Anchor Transaction qualifies as discontinued operations as it represents a strategic shift as a result of the Company’s exit out of the oilfield services industry.
On August 11, 2017, the Company entered into a membership interest purchase agreement with Husky Superior Refining Holding Corp. (“Husky”), pursuant to which, Husky acquired all of the issued and outstanding membership interests in Calumet Superior, LLC (“Superior”), which owns a refinery located in Superior, Wisconsin (the “Superior Refinery”) and associated inventories, the Superior Refinery’s wholesale marketing business and related assets, including certain owned or leased product terminals, and certain crude gathering assets and line space in North Dakota for $435.0 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending (the “Superior Transaction”). The Company closed the Superior Transaction on November 8, 2017. The Superior Transaction does not qualify as discontinued operations as it did not represent a strategic shift that would have a major effect on the Company’s operations or financial results.
Following are Company’s Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014, 2015 and 2016 (collectively, the “Unaudited Pro Forma Consolidated Financial Statements”).
The Unaudited Pro Forma Consolidated Financial Statements and accompanying notes should be read together with the Company’s related historical consolidated financial statements and notes thereto included on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission. Beginning in the fourth quarter of fiscal 2017, the historical financial results attributable to the Anchor Transaction for periods prior to the transaction will be reflected in the Company’s consolidated financial statements as discontinued operations. The Unaudited Pro Forma Financial Statements were derived by adjusting the historical consolidated financial statements of the Company. These adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual effects of the Anchor Transaction and Superior Transaction may differ from the effects reflected in the Unaudited Pro Forma Consolidated Financial Statements. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Anchor Transaction and Superior Transaction and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the Unaudited Consolidated Pro Forma Financial Statements.
The Unaudited Consolidated Pro Forma Financial Statements are not necessarily indicative of the consolidated financial condition or results of operations of the Company had the Anchor Transaction and Superior Transaction actually been completed at the beginning of the period or as of the date specified. Moreover, the Unaudited Pro Forma Consolidated Financial Statements do not project the consolidated financial position or results of operations of the Company for any future period or at any future date.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions except unit and per unit data)

	Year Ended December 31, 2016
	Historical	Superior Transaction Pro Forma Adjustments		Anchor Transaction Pro Forma Adjustments		Pro Forma
Sales	$3,599.4	$(681.3)	(a)	$(125.1)	(c)	$2,793.0
Cost of sales	3,191.1	(612.5)	(a)	(103.1)	(c)	2,475.5
Gross profit	$408.3	$(68.8)		$(22.0)		$317.5
Operating costs and expenses:
Selling	$110.7	$(0.7)	(a)	$(40.9)	(c)	$69.1
General and administrative	110.6	(0.9)	(a)	(4.8)	(c)	104.9
Transportation	169.2	(12.0)	(a)	(14.9)	(c)	142.3
Taxes other than income taxes	20.1	(1.6)	(a)	(0.8)	(c)	17.7
Asset impairment	35.7	—		—		35.7
Other	1.7	(0.6)	(a)	—		1.1
Operating loss	$(39.7)	$(53.0)		$39.4		$(53.3)
Other income (expense):
Interest expense	$(161.7)	$0.9	(b)	$0.3	(b)	$(160.5)
Loss on derivative instruments	(4.1)	—		—		(4.1)
Loss from unconsolidated affiliates	(18.7)	—		0.5	(c)	(18.2)
Loss on sale of unconsolidated affiliates	(113.4)	—		—		(113.4)
Other	1.3	(0.3)	(a)	(0.1)	(c)	0.9
Total other expense	$(296.6)	$0.6		$0.7		$(295.3)
Net loss before income taxes	$(336.3)	$(52.4)		$40.1		$(348.6)
Income tax expense (benefit)	(7.7)	—		7.9	(c)	0.2
Net loss	$(328.6)	$(52.4)		$32.2		$(348.8)
Allocation of Net loss:
Net loss	$(328.6)					$(348.8)
Less:
General partner’s interest in net loss	(6.6)					(7.0)
Net loss available to limited partners	$(322.0)					$(341.8)
Weighted average limited partner units outstanding:
Basic and Diluted	77,043,935					77,043,935
Limited partners’ interest basic and diluted net loss per unit	$(4.18)					$(4.44)
Cash distribution declared per limited partner interest	$0.685					$0.685
See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions except unit and per unit data)

	Year Ended December 31, 2015
	Historical	Anchor Transaction Pro Forma Adjustments		Pro Forma
Sales	$4,212.8	$(282.5)	(c)	$3,930.3
Cost of sales	3,618.2	(224.3)	(c)	3,393.9
Gross profit	$594.6	$(58.2)		$536.4
Operating costs and expenses:
Selling	$146.0	$(74.1)	(c)	$71.9
General and administrative	135.5	(9.7)	(c)	125.8
Transportation	175.5	(22.0)	(c)	153.5
Taxes other than income taxes	17.7	(0.6)	(c)	17.1
Asset impairment	33.8	(33.8)	(c)	—
Other	11.1	(0.2)	(c)	10.9
Operating income	$75.0	$82.2		$157.2
Other income (expense):
Interest expense	$(104.9)	$—		$(104.9)
Debt extinguishment costs	(46.6)	—		(46.6)
Loss on derivative instruments	(31.4)	—		(31.4)
Loss from unconsolidated affiliates	(61.5)	0.4	(c)	(61.1)
Other	1.6	—		1.6
Total other expense	$(242.8)	$0.4		$(242.4)
Net loss before income taxes	$(167.8)	$82.6		$(85.2)
Income tax expense (benefit)	(28.4)	28.6	(c)	0.2
Net loss	$(139.4)	$54.0		$(85.4)
Allocation of Net loss:
Net loss	$(139.4)			$(85.4)
Less:
General partner’s interest in net loss	(2.8)			(1.7)
General partner’s incentive distribution rights	16.8			16.8
Net loss available to limited partners	$(153.4)			$(100.5)
Weighted average limited partner units outstanding:
Basic and Diluted	74,896,096			74,896,096
Limited partners’ interest basic and diluted net loss per unit	$(2.05)			$(1.34)
Cash distribution declared per limited partner interest	$2.74			$2.74
See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in millions except unit and per unit data)

	Year Ended December 31, 2014
	Historical	Anchor Transaction Pro Forma Adjustments		Pro Forma
Sales	$5,791.1	$(368.5)	(c)	$5,422.6
Cost of sales	5,261.4	(246.5)	(c)	5,014.9
Gross profit	$529.7	$(122.0)		$407.7
Operating costs and expenses:
Selling	$149.6	$(69.0)	(c)	$80.6
General and administrative	98.3	(4.1)	(c)	94.2
Transportation	171.4	(28.1)	(c)	143.3
Taxes other than income taxes	13.4	(0.4)	(c)	13.0
Asset impairment	36.0	(36.0)	(c)	—
Other	14.2	(0.2)	(c)	14.0
Operating income	$46.8	$15.8		$62.6
Other income (expense):
Interest expense	$(110.8)	$—		$(110.8)
Debt extinguishment costs	(89.9)	—		(89.9)
Gain on derivative instruments	43.2	—		43.2
Loss from unconsolidated affiliates	(3.4)	0.2	(c)	(3.2)
Other	1.1	0.3	(c)	1.4
Total other expense	$(159.8)	$0.5		$(159.3)
Net loss before income taxes	$(113.0)	$16.3		$(96.7)
Income tax expense (benefit)	(0.8)	1.4	(c)	0.6
Net loss	$(112.2)	$14.9		$(97.3)
Allocation of Net loss:
Net loss	$(112.2)			$(97.3)
Less:
General partner’s interest in net loss	(2.2)			(1.9)
General partner’s incentive distribution rights	15.4			15.4
Net loss available to limited partners	$(125.4)			$(110.8)
Weighted average limited partner units outstanding:
Basic and Diluted	69,671,827			69,671,827
Limited partners’ interest basic and diluted net loss per unit	$(1.80)			$(1.59)
Cash distribution declared per limited partner interest	$2.74			$2.74
See accompanying notes to Unaudited Pro Forma Consolidated Statement of Operations.

 Note 1. Basis of Presentation
On November 21, 2017, a wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Company”), completed the sale to a subsidiary of Q’Max Solutions Inc. (“Q’Max”) of all of the issued and outstanding membership interests in Anchor Drilling Fluids USA, LLC (“Anchor”) pursuant to a membership interest purchase agreement (“Purchase Agreement”), for total consideration of approximately $83.8 million (“Anchor Transaction”). Anchor provides drilling and completion fluids, solids control services and equipment, drilling and completion fluid engineering services, and other related onsite services to the oil and gas exploration industry. The total consideration consists of $50.0 million in cash (which includes approximately $25.8 million for the repayment of intercompany indebtedness of Anchor, $5.0 million in cash that will be paid within six months and $3.0 million in cash that will be paid in twelve months), approximately $15.4 million to be paid over two years for net working capital and other items and approximately $18.4 million in value attributable to a 10% equity ownership interest in Fluid Holding Corp, the parent company of Q’Max. The cash consideration is subject to certain purchase price adjustments relating to, among other things, final net working capital adjustments. The Anchor Transaction qualifies as discontinued operations as it represents a strategic shift as a result of the Company’s exit out of the oilfield services industry.
On August 11, 2017, the Company entered into a membership interest purchase agreement with Husky Superior Refining Holding Corp. (“Husky”), pursuant to which, Husky acquired all of the issued and outstanding membership interests in Calumet Superior, LLC (“Superior”), which owns a refinery located in Superior, Wisconsin (the “Superior Refinery”) and associated inventories, the Superior Refinery’s wholesale marketing business and related assets, including certain owned or leased product terminals, and certain crude gathering assets and line space in North Dakota for $435.0 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending (the “Superior Transaction”). The Company closed the Superior Transaction on November 8, 2017. The Superior Transaction does not qualify as discontinued operations as it did not represent a strategic shift that would have a major effect on the Company’s operations or financial results.
The Unaudited Pro Forma Consolidated Statements of Operations for the years ended December 31, 2014 and 2015 give effect to the Anchor Transaction as it qualifies for discontinued operations as it represents a strategic shift as a result of the Company’s exit out of the oilfield services industry. The Unaudited Pro Forma Consolidated Statements of Operations for December 31, 2016 give effect to the Anchor Transaction and the Superior Transaction as if it occurred as of January 1, 2016. The following unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes.
Assumptions and estimates underlying the pro forma adjustments are described in the notes below, which should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations. Since the Unaudited Pro Forma Consolidated Statements of Operations have been prepared based upon estimates and assumptions, the final amounts recorded may differ materially from the information presented.
Note 2. Pro Forma Adjustments and Assumptions
Adjustments to Unaudited Consolidated Statements of Operations
(a) Reflects the elimination of operating results of Superior. Selling and general and administrative expenses do not include expected reductions that will be realized once the transition services agreement is complete.
(b) Reflects reduction of interest expense as a result of the repayment of borrowings under the revolving credit facility with a portion of the proceeds from the Superior Transaction and the Anchor Transaction.
(c) Reflects the elimination of operating results of Anchor.